Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of WK Kellogg Co of our report dated March 8, 2024 relating to the financial statements, which appears in WK Kellogg Co's Annual Report on Form 10-K for the year ended December 30, 2023.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
May 8, 2024